Exhibit 99.(g)(1)(v)

NINTH AMENDMENT AGREEMENT

Amending the terms of the

Supplement to the Custody Agreement

Hong Kong – China – Connect Service

This Ninth Amendment Agreement (“Amendment Agreement”), made as of October 10, 2025 (“Effective Date”), is made by and between Baillie Gifford Funds, a Massachusetts business trust (“BG Funds”), and Baillie Gifford Institutional Trust, a Massachusetts business trust ( “BGIT”), (each a “Trust”; collectively, the “Trusts”), on behalf of each of their respective series of the Trusts listed on Appendix A hereto (each a “Client”), and The Bank of New York Mellon (“BNY”).

WITNESSETH:

BG Funds (acting on behalf of certain Clients of BG Funds) and BNY entered into a Supplement to the Custody Agreement, Hong Kong – China – Connect Service on April 25, 2019, as amended to date (the “Letter”).

The parties now wish to amend the Letter to reflect the removal of a Client of BG Funds, namely Baillie Gifford International Smaller Companies Fund, and the addition of BGIT, on behalf of each respective Client of BGIT as indicated herein, as a party to the Letter, and amend Appendix A to the Letter to remove Baillie Gifford International Smaller Companies Fund as a Client of BG Funds and add BGIT and the following listed separate series of BGIT as a Client: Baillie Gifford Institutional Long Term Global Growth Fund. By executing this Amendment Agreement, the parties hereby agree to be bound by all terms of the Letter as herein amended, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Letter as follows:

1.	The first paragraph of the Letter shall be deleted in its entirety and replaced with the following:

“Reference is made to the Custody Agreement entered into between Baillie Gifford Funds (BG Funds) and The Bank of New York Mellon (BNYM) as custodian dated September 29, 2000, as amended or supplemented from time to time, (CA) including contemporaneously herewith to add Baillie Gifford Institutional Trust (BGIT). Reference is further made to the Foreign Custody Manager Agreement between BG Funds and BNYM dated September 29, 2000 (FCMA), as amended or supplemented from time to time, including contemporaneously herewith to add BGIT. Each separate series of BG Funds and BGIT listed on Appendix A hereto, as it may be updated from time to time, is referred to separately herein as a Client. BG Funds and BGIT enter this letter (Letter) with BNYM on behalf of each Client separately and not jointly as a supplement to the CA.”

2.	The first sentence of Section (c) of the Letter shall be deleted in its entirety and replaced with the following:

“Client Instructions issued to BNYM for trades of China Connect Securities through Connect (Instructions) must be in the China Connect Service format required by BNYM (as specified in the relevant BNYM service level descriptions for Connect Services (Service Level Description) from time to time, which Service Level Description shall be provided to BG Funds and BGIT, as applicable, upon request) and such Instructions must be received by BNYM by the BNYM deadline (as specified in the Service Level Description from time to time).”

3.	The last sentence of Section (e)(i) of the Letter shall be deleted in its entirety and replaced with the following:

“Such remedies as may be available for recovery will be for BG Funds or BGIT or the relevant Client to pursue through HKSCC under the General Rules of CCASS and its Default Participant policy and the defaulting buying broker/counterparty.”

4.	The first sentence of Section (j) of the Letter shall be deleted in its entirety and replaced with the following:

“Each Client understands that China Connect Securities are uncertificated and are held by HKSCC or the Hong Kong Monetary Authority/CMU in computerized form for (i) China Connect Listed Stock, in an account maintained by HKSCC with China Connect Clearing House and (ii) China Connect Bonds, in an account maintained by the Hong Kong Monetary Authority/CMU at CCDC and/or SCH, and therefore China Connect Securities credited to each Client’s China Connect Account are not registered or recorded with any of China Connect Clearing House, CCDC or SCH in BG Funds’ name, BGIT's name, the Client’s name, Subcustodian’s name or BNYM’s name.”

5.	Section (q) of the Letter shall be deleted in its entirety and replaced with the following:

“No provision of this Letter may be amended except in a writing signed by BG Funds, BGIT, and BNYM.”

6.	The last paragraph above the signature blocks of the Letter shall be deleted in its entirety and replaced with the following:

“A copy of the Agreements and Declarations of Trust establishing BG Funds and BGIT are on file with the Secretary of State of the Commonwealth of Massachusetts , and notice is hereby given that this Letter is executed on behalf of BG Funds and BGIT by officers of BG Funds and BGIT as officers and not individually and the obligations of or arising out of this Letter are not binding upon any of the Trustees, officers or shareholders of BG Funds or BGIT or any Client individually but are binding only upon the assets and property belonging to the Clients.”

7.	Appendix A shall be deleted in its entirety and replaced with the Appendix A annexed hereto.

8.	Signatures; Counterparts. The parties expressly agree that this Amendment Agreement may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of the Amendment Agreement, by a manual signature on a copy of the Amendment Agreement transmitted by facsimile transmission, by a manual signature on a copy of Amendment Agreement transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of Amendment Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment Agreement or of executed signature pages to counterparts of this Amendment Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment Agreement to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment Agreement by Electronic Signature, affirms authorization to execute this Amendment Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment Agreement and an agreement with its terms.

BAILLIE GIFFORD FUNDS	/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird Authority: President For and on behalf of Baillie Gifford Funds Separately and not jointly on behalf of each series listed on Appendix A hereto
BAILLIE GIFFORD INSTITUTIONAL TRUST	/s/ Michael Stirling-Aird
Name: Michael Stirling-Aird Authority: President For and on behalf of Baillie Gifford Institutional Trust Separately and not jointly on behalf of each series listed on Appendix A hereto
THE BANK OF NEW YORK MELLON	/s/ Allison M. Gardner
Name: Allison M. Gardner
Authority: Senior Vice President October 23, 2025

[Signature Page to Ninth Amendment to the terms of the Supplement to the Custody Agreement Hong Kong – China – Connect Service]

Appendix A

Client	Service [Both the China Connect Listed Stock and China Connect Bonds]

BAILLIE GIFFORD FUNDS
Baillie Gifford China Equities Fund
Baillie Gifford Developed EAFE All Cap Fund
Baillie Gifford EAFE Plus All Cap Fund
Baillie Gifford Emerging Markets Equities Fund
Baillie Gifford Emerging Markets Ex China Fund
Baillie Gifford Global Alpha Equities Fund
Baillie Gifford International All Cap Fund
Baillie Gifford International Alpha Fund
Baillie Gifford International Concentrated Growth Equities Fund
Baillie Gifford International Growth Fund

Baillie Gifford Long Term Global Growth Fund
Baillie Gifford U.S. Equity Growth Fund

BAILLIE GIFFORD INSTITUTIONAL TRUST
Baillie Gifford Institutional Long Term Global Growth Fund